Exhibit 10.21

EXECUTION COPY

AMENDMENT NO. 1 TO THE PLEDGE AGREEMENT

AMENDMENT NO. 1 TO THE PLEDGE AGREEMENT (this “Amendment No. 1”) dated as of January 12, 2005 between ITC HOLDINGS CORP., a Michigan corporation duly organized and validly existing under the law of the State of Michigan (the “Borrower”) and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the “Administrative Agent”).

The Borrower and the Administrative Agent are parties to a Pledge Agreement dated as of March 19, 2004 (as heretofore modified and supplemented and in effect on the date hereof, the “Pledge Agreement”) and wish to amend the Pledge Agreement upon the terms and conditions as hereinafter provided in connection with the amendment and restatement of the Revolving Credit Agreement referred to in the Pledge Agreement (the “Amended and Restated Credit Agreement”). Accordingly, the parties hereto hereby agree, with effect as of the Amendment Effective Date (as defined in the Amended and Restated Credit Agreement), to amend the Pledge Agreement, as follows:

Section 1.  Definitions.  Except as otherwise defined in this Amendment No. 1, terms defined in the Pledge Agreement are used herein as defined therein.

Section 2.  Amendments to the Pledge Agreement.  The Pledge Agreement shall be amended as follows:

2.1.  The first recital of the Pledge Agreement shall be amended and restated in its entirety to read as follows:

“The Borrower, certain lenders and CIBC, as administrative agent, are parties to a Revolving Credit Agreement dated as of March 19, 2004 (as modified and supplemented and in effect from time to time, the “Revolving Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $47,500,000, subject to increase to $50,000,000 as provided therein.”

2.2.  Annex I to the Pledge Agreement shall be amended and restated in its entirety by substituting therefor Annex I to this Amendment No. 1.

Section 3.  Effectiveness.  This Amendment No. 1 shall become effective on the Amendment Effective Date.

Section 4.  Miscellaneous.  Except as herein provided, the Pledge Agreement shall remain unchanged and in full force and effect.  This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.  This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

ITC HOLDINGS CORP., as the Borrower

By
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By
Name:
Title:

Annex I

PLEDGED STOCK

Issuer	Certificate No.	Registered Owner	Number of Shares	Percentage of Issued & Outstanding Shares
International Transmission Company	2	ITC Holdings Corp.	67	6 and 2/3%
International Transmission Company	4	ITC Holdings Corp.	33	3 and 1/3%
International Transmission Company	6	ITC Holdings Corp.	33	3 and 1/3%
International Transmission Company	8	ITC Holdings Corp.	25	2 and 1/2%
Total			158	15 5/6%